UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 14, 2020

WEX INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-0526993
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Hancock Street	Portland	ME	04101
Address of principal executive offices			Zip Code

Registrant's telephone number, including area code	207	773-8171

Not Applicable
(Former name or former address if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WEX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act . ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of WEX Inc. (the "Company") held on May 14, 2020, the Company’s stockholders voted on the following proposals:

1. The following nominees were elected to the Company’s Board of Directors as Class III directors for terms expiring at the 2023 annual meeting of stockholders.

Susan Sobbott
For: 39,709,625
Against: 593,357
Abstain: 33,186
Broker Non-Votes: 1,219,265

Stephen Smith
For: 40,277,500
Against: 24,197
Abstain: 34,463
Broker Non-Votes: 1,219,265

James Groch
For: 40,280,692
Against: 21,113
Abstain: 34,363
Broker Non-Votes: 1,219,265

Following the 2020 annual meeting, Regina Sommer, Jack VanWoerkom, and John Bachman, having terms expiring in 2021, and Don Callahan, Shikhar Ghosh, Jim Neary, and Melissa Smith, having terms expiring in 2022, continued in office.

2. A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.

For: 39,651,715
Against: 648,507
Abstain: 35,946
Broker Non-Votes: 1,219,265

3. The appointment of Deloitte & Touche, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2020 was ratified.

For: 41,212,504
Against: 310,208
Abstain: 32,721

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 20, 2020
WEX Inc.
By:     /s/ Gregory A. Wiessner
Name:    Gregory A. Wiessner
Title:    Vice President, Corporate Securities Counsel